SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [   ]

Filed by a party other than the registrant  [X]

Check the appropriate box:

[   ]    Preliminary Proxy Statement.
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[   ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[   ]    Soliciting Material Under Rule 14a-12.

Arrow International, Inc.
(Name of Registrant as Specified in Its Charter)
The Robert L. McNeil, Jr. 1983 Trust (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following letter was distributed on September 4, 2007:

The Robert L. McNeil Jr. 1983 Trust
c/o Wilmington Trust Company
1100 N. Market Street
Wilmington, DE 19890-001

September 4, 2007

Dear Fellow Arrow International Shareholders:

The Robert L. McNeil Jr. 1983 Trust holds approximately 10.2% of the outstanding shares of Arrow International, Inc. and is the Company’s single largest shareholder.

On September 20, 2007, the Company will be holding its long-delayed 2007 annual meeting of shareholders.  At the meeting, shareholders will be asked to approve a merger of the Company with Teleflex Incorporated.  Shareholders will also vote on the election of directors and a by-law amendment proposal advanced by the McNeil Trust to impose age limits on directors.

The McNeil Trust is running a highly-qualified slate of directors at the annual meeting of shareholders.  We are writing to explain why you should cast your vote FOR the election of the nominees of the McNeil Trust, and why you should vote FOR our proposed by-law amendment, even if you plan to vote for the Teleflex merger.

The McNeil Trust Has Never Been a “Seller,” but Will Vote for the Teleflex Merger

The McNeil Trust has never been a seller of Company stock and has always believed that the way to build value for shareholders is through a program of internal growth and measured strategic initiatives.  Over the years, our stock position has remained essentially the same, even as other founding shareholders have steadily reduced their holdings.  For example, eleven years ago Mr. Marlin Miller and Mr. Raymond Neag, two founding directors being put forward by the Company for re-election, between them owned approximately 27% of the outstanding shares.  Today they own less than half that amount.  Over this period of time, the holdings of the McNeil Trust have remained approximately constant at around 10%.

The McNeil Trust intends to vote in favor of the Teleflex merger because we believe that the transaction price of $45.50 per share represents a very attractive price for the Company’s stock at the present time.  We make no recommendation as to how other shareholders should vote on the merger.  Others could conclude that still greater value may be achieved by continuing to operate the Company as a standalone public issuer, which may indeed be the case.  However, in our view, ever present uncertainties over future operations, customer tastes and demands and general business and market conditions counsel in favor of accepting the price being offered now in the Teleflex merger.

But What if the Merger Is Not Consummated? Elect a Board that Will Represent Your Interests!

The merger with Teleflex is subject to certain conditions that are described in the Company’s proxy materials.  If the merger is not consummated—either because there is a failure to satisfy one of these conditions or for any other reason—the board that is elected at the 2007 annual meeting will continue to manage the affairs of the Company into 2008.  We do not believe that this board should be composed of the incumbent directors proposed by management.

•	We say this because Messrs. Miller and Neag, founding directors who continue to exert considerable influence over the board, have over the years been divesting their holdings in the Company.

•
We say this because, to our knowledge, the incumbent directors never considered selling the Company until the McNeil Trust proposed a by-law amendment to impose age limits on directors and submitted a competing slate of directors, suggesting to us that the incumbent board was motivated to sell the Company because of a threat to its control of the Company.

•
We say this because it does not appear to us that the incumbent board has any long-term strategy for the Company’s operational growth and development, which will be of paramount importance if the Teleflex merger does not go forward.

•
We say this because of our confidence in the recently terminated chief executive officer of the Company, Mr. Carl Andersen, who in our view was diligently working to undo the effects of the Company’s unsuccessful legacy ventures, to rationalize the Company’s manufacturing operations, to improve on-time response to customers and to cultivate favorable investor relations, but who the incumbent board in our view failed appropriately to support.

In contrast, the nominees of the McNeil Trust, if elected will—

•	include representatives of the McNeil Trust, which has consistently maintained its sizeable interest in the Company;

•	have no interest in perpetuating their own control, but will work exclusively to maximize value for all shareholders;

•	if the Teleflex merger does not go forward, formulate and oversee long-term initiatives that will include both operational and strategic elements; and

•	if the Teleflex merger does not go forward, work closely with management to focus on operations, efficiencies, customer service and investor concerns.

IF THE TELEFLEX MERGER AGREEMENT IS ADOPTED BY SHAREHOLDERS AND THE OTHER CONDITIONS TO THE MERGER ARE SATISFIED, THE NOMINEES OF THE McNEIL TRUST WILL TAKE ALL NECESSARY AND APPROPRIATE ACTION TO CONSUMMATE THE MERGER.

Regardless of how you intend to vote on the Teleflex merger, we urge you to cast your vote on the BLUE proxy card of the McNeil Trust.  The proxy card of the McNeil Trust will allow you to vote on the adoption of the merger agreement, as you determine in your discretion.  But importantly, you will be able to use the proxy card of the McNeil Trust to vote FOR the slate of directors proposed by the McNeil Trust, who will protect your interests in the event that the merger does not occur for any reason.  Like the McNeil Trust, these directors have no interest other than to benefit all shareholders ratably by maximizing operational and strategic value.

By-Law Amendment Proposal on Age Limits for Directors

The McNeil Trust urges you to vote FOR our by-law amendment proposal to impose age limits on directors.  The by-law amendment proposal will have no effect on the election of directors at the 2007 annual meeting and will not be of any consequence if the Teleflex merger is consummated.

However, for the reasons stated in the proxy materials of the McNeil Trust, if the Teleflex merger does not occur, a mandatory retirement age for directors of 72 will promote diverse representation on the board and will bring the Company into the mainstream of American public companies on this issue.  If the proposed by-law amendment were in effect for the 2007 annual meeting, directors Marlin Miller, Raymond Neag and James Macaleer would be ineligible for nomination as directors.

*  *  *  *  *

IMPORTANT:  EVEN IF YOU HAVE ALREADY VOTED ON THE COMPANY’S PROXY CARD, YOU CAN CHANGE YOUR VOTE BY SUBMITTING A LATER DATED PROXY FOR THE NOMINEES OF THE McNEIL TRUST AND FOR THE PROPOSED BY-LAW AMENDMENT.

We thank you in advance for your support:

                                                                           The Robert L. McNeil Jr. 1983 Trust
                                                Robert W. Cruickshank
                                                                            Richard T. Niner
                                               Trustees

If you have any questions, or need assistance in casting your vote at the 2007 annual meeting, please contact:

D.F. King & Co., Inc.
48 Wall Street,
22nd Floor
New York, NY 10005

Call Toll-Free: 1-800-431-9645
Banks and Brokerage Firms Call Collect: 212-269-5550

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